UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 20, 2009

FIRSTGOLD CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-20722	16-1400479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1055 Cornell Avenue Lovelock, NV	89419
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (775) 273-7800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On July 16, 2009 Firstgold entered into a Binding Offer Letter and certain implementing agreements, documenting an agreement in principle with a new investor, the Xi'an, China headquartered NORTHWEST NON-FERROUS INTERNATIONAL INVESTMENT COMPANY LIMITED (“Northwest”), to acquire the senior secured promissory notes (“Secured Notes”) currently held by Platinum Long Term Growth, LLC and Lakewood Group, LLC (the “Lenders”). The Binding Offer Letter calls for Northwest to be issued common stock equal to 51% of Firstgold’s then outstanding shares in exchange for $9,500,000. The terms of the Northwest purchase of Firstgold stock is subject to stockholder approval and customary closing conditions. At the same time as the subscription for shares is made by Northwest, Northwest is to loan an additional $5,500,000 to Firstgold for repayment of creditor debts owed by Firstgold.

The purchase of the Secured Notes was expected to occur on or before August 31, 2009 however this date was previously extended to October 31, 2009 and then to November 17, 2009. However, additional time was required to obtain necessary regulatory approvals including the filing of a joint application by Northwest and Firstgold with the Committee on Foreign Investment in the United States (“CFIUS”) on October 6, 2009 relating to the proposed acquisition of Firstgold shares by Northwest and the acquisition of the Secured Notes. Due to the ongoing CFIUS review, the Lenders entered into Extension Agreements effective as of September 15, 2009 to extend the Closing Date to October 31, 2009 and effective as of October 31, 2009 to extend the Closing Date to November 17, 2009. $220,000 was paid to the Lenders as payment for the extension through the end of October. Pursuant to the October 31, 2009 extension, Firstgold is required to pay an additional $220,000 at closing to the Lenders for agreeing to extend the Closing Date.

On November 6, 2009 the Registrant was informed by CFIUS that additional time was required to complete their review of the Application pursuant to applicable authority. Until CFIUS approval is obtained, Northwest is unable to fund the transactions under the Binding Offer Letter. Consequently, the parties entered into another Extension Agreement dated November 20, 2009 (the “November Extension”). Pursuant to the November Extension the Lenders agreed to extend the time in which Northwest had to acquire the Secured Notes to December 30, 2009. In return Firstgold agreed to reduce the exercise price of Warrants held by the Lenders to acquire 15,000,000 shares of Firstgold common stock from $0.145/share to $0.075/share and extend the term from August 7, 2011 to August 7, 2012. Firstgold is also required to pay an “Exchange Right Termination Fee” of $500,000 to the Lenders by November 27, 2009. If Firstgold fails to make the payment, the Lenders are permitted, at their option, to exchange the Warrant for convertible promissory notes with an aggregate principal amount of $3,000,000 due on December 1, 2010 and convertible into Firstgold shares equal to 9.9% of Firstgold’s then outstanding common stock. The November Extension also requires Firstgold to secure a minimum of $300,000 of working capital to fund Firstgold’s operations until December 30, 2009.

Item 9.01 Financial Statements and Exhibits

Exhibits

10.31a	Northwest Transaction Extension Letter dated November 20, 2009 for Lakewood Group LLC

10.31b	Northwest Transaction Extension Letter dated November 20, 2009 for Platinum Long Term Growth LLC

99.1	Press Release dated November 23, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 24, 2009	FIRSTGOLD CORP.

	By:	/s/ Terry Lynch
Terry Lynch, Chief Executive Officer